Exhibit 10.3

STOCK APPRECIATION RIGHT AGREEMENT
FOR NON-EMPLOYEE DIRECTORS
UNDER THE UNIFIRST CORPORATION
2010 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:

No. of Shares subject to Stock
Appreciation Right:

Exercise Price per Share:                           $
[FMV on Grant Date]

Grant Date:

Expiration Date:	____________________
[Eighth Anniversary of the Grant Date]

Pursuant to the Unifirst Corporation 2010 Stock Option and Incentive Plan as amended through the date hereof (the “Plan”), Unifirst Corporation (the “Company”) hereby grants to the Grantee named above during the period commencing on the Grant Date and ending on the earlier of the Expiration Date or the second anniversary of the date the Grantee ceases to be a member of the Company’s Board of Directors, a Stock Appreciation Right (the “Stock Appreciation Right”) with respect to the number of shares of Common Stock, par value $0.10 per share (the “Stock”) of the Company specified above at the Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan.  This Stock Appreciation Right entitles the Grantee to the right to receive from the Company shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the Exercise Price multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, rounded down to the nearest whole share.

1. Exercisability.  This Stock Appreciation Right shall be exercisable in full on the Grant Date.  Once exercisable, this Stock Appreciation Right shall continue to be exercisable at any time or times prior to the close of business on the earlier of the Expiration Date or the second anniversary of the date the Grantee ceases to be a member of the Company’s Board of Directors, subject to the provisions hereof and of the Plan.

2. Manner of Exercise.

(a) The Grantee may exercise this Stock Appreciation Right by giving written notice of exercise to the Company specifying the number of shares of Stock underlying this Stock Appreciation Right to be exercised.  The Grantee shall thereupon be entitled to receive the largest whole number of shares of Stock with a value closest to, but not in excess of, the product of (i) the Fair Market Value of a share of Stock on the date of exercise less the Exercise Price per share, multiplied by (ii) the number of shares of Stock underlying the Stock Appreciation Right that is being exercised.

The transfer to the Grantee on the records of the Company or of the transfer agent of such Shares of Stock will be contingent upon (i) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (ii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock pursuant to the exercise of Stock Appreciation Rights under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations.

(b) The shares of Stock issued upon exercise of this Stock Appreciation Right shall be transferred to the Grantee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan.  The determination of the Administrator as to such compliance shall be final and binding on the Grantee.  The Grantee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock to be issued upon exercise of this Stock Appreciation Right unless and until this Stock Appreciation Right shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Grantee, and the Grantee’s name shall have been entered as the stockholder of record on the books of the Company.  Thereupon, the Grantee shall have full voting, dividend and other ownership rights with respect to the shares of Stock so issued.

(c) The minimum number of shares with respect to which this Stock Appreciation Right may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which this Stock Appreciation Right is being exercised is the total number of shares subject to exercise under this Stock Appreciation Right at the time.

(d) Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Appreciation Right shall be exercisable after the earlier of the Expiration Date or the second anniversary of the date the Grantee ceases to be a member of the Company’s Board of Directors.

3. Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Stock Appreciation Right shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan.  Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

4. Transferability.  This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.  This Stock Appreciation Right is exercisable, during the Grantee’s lifetime, only by the Grantee, and thereafter, only by the Grantee’s legal representative or legatee.

5. No Obligation to Continue as a Director.  Neither the Plan nor this Stock Appreciation Right confers upon the Grantee any rights with respect to continuance as a Director.

6. Notices.  Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

7. Amendment.  Pursuant to Section 18 of the Plan, the Administrator may at any time amend or cancel any outstanding portion of this Stock Appreciation Right, but no such action may be taken that adversely affects the Grantee’s rights under this Agreement without the Grantee’s consent.

UNIFIRST CORPORATION

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
                      Grantee’s Signature

Grantee’s name and address: